Exhibit T3A.6

Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile	[stamp:] AUTHORIZED COPY

DIRECTORY No. 2.474-2006.-

RVE/E. Sboccia

OT 54633

CORPORATE CHARTER OF A CLOSELY-HELD CORPORATION

ENJOY CONSULTORA S.A.

[seal:] EDUARDO DIEZ MORELLO NOTARY MORANDE 243 SANTIAGO

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IN SANTIAGO, CHILE, on the ninth day of the month of February of the year two thousand six, in the presence of myself, SERGIO FRIAS OLMEDO, attorney, alternate for Eduardo Javier Diez Morello, acting notary public for the Thirty-Fourth Notary Office of Santiago, with premises at Calle Morandé number two hundred forty-three, pursuant to the Judicial Decree of January twenty-fifth, two thousand six, notarized by myself on February sixth of the current year, there appeared: Mr. ANTONIO CLAUDIO MARTÍNEZ SEGUÍ, a Chilean citizen, married, a commercial agent, domiciled in this city at Avenida Presidente Riesco number five thousand, seven hundred eleven, fifteenth floor, Las Condes, Santiago, national identification number seven million, forty thousand, three hundred twenty-one hyphen eight, acting, on the one hand, in the name and in representation, as shall be attested, of the company AM CORP SOCIEDAD ANÓNIMA, a company operating in the sector of the commercial operation of gambling

[seal:] EDUARDO DIEZ MORELLO NOTARY MORANDE 243 SANTIAGO [initials]

casinos, Sole Tax Roll number ninety-six million, nine hundred seventy thousand, three hundred eighty hyphen seven, of the same domicile as its representative, and on the other hand, in the name and in representation, as shall be attested, of the company AM INVERSIONES SOCIEDAD ANÓNIMA, operating in the business sector implied in its name, Sole Tax Roll number ninety-six million, nine hundred eighty thousand, six hundred twenty hyphen seven, of the same domicile as its representative; the appearing party being of legal age, whom I know for having attested to his identity with the respective identification card already mentioned, he stated the following: ONE: That he is hereby organizing a Chilean closely-held corporation [sociedad anónima cerrada] in accordance with the provisions of law eighteen thousand, forty-six of October twenty-two, nineteen eighty-one, which shall be governed by the corporate bylaws stipulated below, the aforementioned legal rules and such other regulatory standards as might apply thereto by reason of its nature. BYLAWS. TITLE ONE: NAME, DOMICILE, PURPOSE AND DURATION OF THE CORPORATION: ARTICLE ONE: The corporate name shall be ENJOY CONSULTORA S.A. ARTICLE TWO: The corporate domicile shall be the city of Santiago, Metropolitan Region, without prejudice to any agencies, representation offices or branches it might establish in any location of the country or abroad. ARTICLE THREE: The company’s duration shall be indefinite as from the date of this instrument. ARTICLE FOUR The Company’s purpose shall be the provision of advisory and consulting services in the areas of business administration and management, especially those relating to the hotels, tourism and gambling casinos

Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile	[seal:] EDUARDO DIEZ MORELLO NOTARY MORANDE 243 SANTIAGO

sector, both domestic and foreign, to which end the advising and consulting services shall be in relation to commercial, economic, financial, technical, accounting, tax-related, administrative, human resources-related management, marketing and internal control of the advised entities, including the selection and training of the advised entities’ staff. TITLE TWO: SHARE CAPITAL AND STOCK: ARTICLE FIVE: The company’s share capital totals fifty million Chilean pesos, divided among five hundred registered shares of a single series without par value, which are subscribed and paid-in in the form set forth in the transitory provisions of these bylaws. TITLE THREE: COMPANY ADMINISTRATION: ARTICLE SIX: The Company shall be managed and administered by a Board, notwithstanding the authority corresponding to the Shareholders Meeting. The Board shall consist of five members, who may or may not be shareholders. ARTICLE SEVEN: The directors shall serve terms of three years in their positions and may be reelected indefinitely. In the event of a vacancy of a director, the Board may appoint a replacement until the holding of the next Ordinary General Shareholders Meeting. Directors may be remunerated if so resolved by the Shareholders Meeting, and the amount of their remuneration shall be set annually by the Ordinary General Shareholders Meeting. ARTICLE EIGHT: Board sessions shall be ordinary and extraordinary. The former shall be held at least once every twelve months at the place, date and time determined by the Board. The latter shall be held when

[seal:] EDUARDO DIEZ MORELLO NOTARY MORANDE 243 SANTIAGO [initials]

specially convened by the Chair, at his or her own behest or by two or more directors. Extraordinary sessions may only discuss matters specifically indicated in the convocation. Ordinary sessions shall not require prior convocation; and extraordinary sessions must be convoked by the Manager at the instruction of the Chair, by means of certified letter or with certification of receipt sent to the domicile that each director has registered with the company, which communication must be dispatched two days ahead of the date of the convocation, expressing the day, time and place of the meeting and the matters to be discussed thereat. ARTICLE NINE: At its founding session, the Board shall elect a Chair from among its members and by majority vote. The manager or person especially appointed to the position shall act as secretary. ARTICLE TEN: Meetings of the Board shall be held with a minimum of three directors and agreements shall be adopted unanimously by those present if the Board is functioning with that minimum and by absolute majority of directors if four or five are in attendance. In the event of a tie, the meeting chair shall cast the deciding vote. ARTICLE ELEVEN: The Board shall be responsible for the company’s management and administration. For fulfillment of its corporate purposes, the Board shall judicially and extra-judicially represent the Company and therefore shall have all administration and disposal authority that the law and its bylaws do not establish as corresponding solely to the General Shareholders meeting, without need for granting it any authority whatsoever, including for those agreements with respect to which this circumstance is required.

Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile	[seal:] EDUARDO DIEZ MORELLO NOTARY MORANDE 243 SANTIAGO

The following instruments or agreements shall require approval adopted by the Shareholders Meeting: transferring, selling or encumbering real properties; granting real or personal guarantees in any form to secure third-party obligations. In these cases, the Board must also appoint the legal representative or representatives who may execute the respective instruments on behalf of the company. TITLE FOUR. CHAIR AND PRESIDENT.-  ARTICLE TWELVE: The Chair shall be from the Board and the General Shareholder Meetings of the Company. In the absence thereof, he or she shall be replaced by a director appointed by the remaining directors. His or her responsibilities shall specifically include: a) chairing the meetings of the Board and the General Shareholder Meetings; b) convening sessions of the Board; c) in case of emergency, in which it is not possible for the Board to meet, taking any measures that might be necessary for the company’s interests, convening and informing the Board thereof as quickly as possible. ARTICLE THIRTEEN: The company shall have a President [Gerente General] appointed by the Board, who shall be armed with all authority corresponding to a commercial agent and all authority expressly granted thereto by the Board, in addition to that which is indicated thereto or imposed by law, the Companies Regulation and these bylaws. He or she shall be responsible for the company’s judicial representation, being legally invested with the authority established in both parts of the Chilean Code of Civil Procedure [Código de Procedimiento Civil] and shall be entitled to speak at Board meetings. The President shall be the Secretary of the Board and of the General Shareholders Meeting, unless a secretary is specially appointed by the

[seal:] EDUARDO DIEZ MORELLO NOTARY MORANDE 243 SANTIAGO [initials]

Board. The position of President is compatible with that of company director, but is incompatible with that of company chair, auditor or accountant. TITLE FIVE. GENERAL SHAREHOLDERS MEETINGS. ARTICLE THIRTEEN: The Ordinary Shareholders Meeting shall be held in March or April of each year, at the place and on the date and time set by the Board. Extraordinary Meetings shall be held when determined by the Board or when requested by shareholders representing at least ten percent of shares. The convocation must express the purpose of the meeting and it may not discuss matters not contained therein. TITLE SIX. BALANCE SHEET AND DISTRIBUTION OF EARNINGS.- ARTICLE FOURTEEN: On December thirty-first of each year the fiscal year shall be closed and a balance sheet prepared of the company’s assets and liabilities, which shall be submitted to the corresponding Ordinary General Shareholders Meeting, along with the profit and loss statement, the inventory, the report on the company’s situation in the latest fiscal year and the report presented by Accounts Inspectors or independent outside auditors in this regard, as the case may be. ARTICLE FIFTEEN: Each fiscal year’s earnings shall be allocated for the purpose set by the respective Ordinary Meeting. In all cases, the Board shall not be required to agree to the distribution of dividends. Without prejudice to the above, if the company did have losses carried forward, the profits from the fiscal year will be allocated first to absorbing them. TITLE SEVEN. DISSOLUTION, LIQUIDATION AND JURISDICTION. ARTICLE SIXTEEN: The company shall be dissolved for the reasons set forth in the

Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile	[seal:] EDUARDO DIEZ MORELLO NOTARY MORANDE 243 SANTIAGO

article one hundred three of law eighteen thousand forty-six. Having been dissolved, the company shall proceed to liquidation by two liquidators appointed by the General Shareholders Meeting. Having approved the liquidation account and paid all the company’s debts, the balance shall be distributed among the shareholders prorated for the shares they possess. ARTICLE SEVENTEEN: Any difficulty that might arise among the shareholders in their capacity as such, or between the latter and the company or its management, whether during the lifetime of the company or its liquidation, must necessarily be submitted to the knowledge and decision of an arbiter, who shall act without form of judgment, as quickly and summarily as possible, and without allowing for any appeal whatsoever against the resulting resolutions, except those of complaint and appeal as to form. The arbiter shall be appointed by the shareholders involved, by mutual consent, or absent said consent, by the ordinary courts. In this latter case, the appointment must fall to some lawyer who has served as professor of tax or commercial law for at least five years at some state university or one recognized thereby, and who also holds a respective position as full professor at the time of the appointment, and the arbitration shall be mixed. TITLE EIGHT.- TRANSITORY PROVISIONS. TRANSITORY ARTICLE ONE: The company’s first board shall consist of Messrs. ANTONIO CLAUDIO MARTINEZ SEGUÍ, FRANCISCO JAVIER MARTINEZ SEGUÍ and PIERPAOLO ZACCARELLI FASCE. This temporary board shall remain in office until the first Ordinary General Shareholders Meeting. TRANSITORY ARTICLE TWO: The

[seal:] EDUARDO DIEZ MORELLO NOTARY MORANDE 243 SANTIAGO [initials]

share capital of fifty million Chilean pesos, divided among five hundred shares, is subscribed and paid-in by the appearing parties as follows: the company AM CORP SOCIEDAD ANÓNIMA subscribes, through its legal representative, four hundred ninety-five shares, for a total value of forty-nine million, five hundred thousand pesos, hereby paying-in, in cash, a total of ninety-nine shares, i.e., the sum of nine million, nine hundred thousand pesos, with the company declaring it has received said sum to its complete satisfaction. The company AM INVERSIONES SOCIEDAD ANÓNIMA subscribes five shares, for a total value of five hundred thousand pesos, hereby paying-in, in cash, one share, i.e., the sum of one hundred thousand pesos, with the company declaring it has received said sum to its complete satisfaction. Shares subscribed and not paid-in must be paid-in within a period of three years counting from the date of this instrument. Thus, the share capital is completely subscribed and paid-in in the proportion and form described above. TRANSITORY ARTICLE THREE: The appearing parties provide to the bearer an authorized copy of this public instrument and an extract thereof to request and sign the records and publications which they are entitled to practice. LEGAL CAPACITY: The legal capacity of Mr. Antonio Claudio Martínez Seguí to represent, on the one hand, the company AM CORP SOCIEDAD ANÓNIMA, consists of the public instrument issued on July seventh, two thousand five, at the Santiago Notary Office of Mr. Eduardo Díez Morello, for whom was drawn up minutes of said Company’s board of directors session of that same day; and to represent the company AM INVERSIONES SOCIEDAD ANÓNIMA as set forth the public instrument issued

Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile	[seal:] EDUARDO DIEZ MORELLO NOTARY MORANDE 243 SANTIAGO

on August twenty-third, two thousand five, at the Santiago Notary Office of Mr. Eduardo Díez Morello, for whom was drawn up minutes of said Company’s board of directors session of that same day. Drafted by attorney Mr. ERNESTO RENCORET ORREGO. In verification of which, and after having read it, it was ratified and signed. Copy issued. BY WITNESS WHEREOF. Corrected: “nine,” - Verified. BY WITNESS THEREOF. [initials]

[fingerprint]
[signature]

ANTONIO CLAUDIO MARTINEZ SEGUÍ

national identification card No.

for AM CORP SOCIEDAD ANÓNIMA

[fingerprint]
[signature]

ANTONIO CLAUDIO MARTINEZ SEGUÍ

national identification card No.

for AM INVERSIONES SOCIEDAD ANÓNIMA

[signature] [stamp:]
SERGIO FRIAS OLMEDO
Alternate Notary
34th NOTARY OFFICE OF SANTIAGO
EDUARDO DIEZ MORELLO

[stamp:] I AUTHORIZE THIS COPY, WHICH FAITHFULLY REFLECTS THE ORIGINAL 34TH NOTARY OFFICE FEB 10, 2006 SANTIAGO, CHILE EDUARDO DIEZ MORELLO NOTARY PUBLIC	[initials] [stamp:] SERGIO FRIAS OLMEDO Alternate Notary 34th NOTARY OFFICE OF SANTIAGO EDUARDO DIEZ MORELLO	[initials] [seal:] EDUARDO DIEZ MORELLO NOTARY MORANDE 243 SANTIAGO